Exhibit 10.3

ADDENDUM TO AGREEMENT
OF PAYMENT
Of $10,000 to John Carson
From Newport Gold Inc., due Sept 15/2004
For option on Burn Basin claims

Motherlode Tenure No.               393542
Molly Gibson Tenure No.            393541

And

Lode 1-7 (Inc.)

I John Carson of Grand Forks, B.C. hereby acknowledge receipt of the initial payment of $10,000 from Newport Gold Inc. to me Sept 15/2004 and hereby agree to a delayed payment schedule for $10,000 Can. Due Sept.15/2004 as follows:

Dec. 6/2004 - $6,000 - Received

Feb. 1/2005 - $4,000 - Due

Signed on this 6th day of December, 2004 at Grand Forks, B.C.

/s/ John W. Carson
_______________________
John W. Carson